ARROW-MAGNOLIA INTERNATIONAL, INC.
                             2646 Rodney Lane
                            Dallas, Texas 75229


                              PROXY STATEMENT

                  Solicitation by the Board of Directors
                     of Proxies from Shareholders for
                    the Annual Meeting of Shareholders
                        to be held on May 30, 1996

     The Board of Directors of Arrow-Magnolia International, Inc. (hereinafter called the "Company") solicits your proxy in the enclosed form, which you are requested to fill out, sign as indicated and return to the Company in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. You are encouraged to return your completed proxy whether or not you intend to attend the meeting in person.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date. Any written revocation may be delivered in person or mailed to the Company at 2646 Rodney Lane, Dallas, Texas 75229,
Attn: President. A shareholder who attends the Annual Meeting in person may revoke his proxy at the Annual Meeting and vote in person if he so desires.

     Proxies are being solicited by mail and all expenses of solicitation have been or will be borne by the Company. The approximate day on which this Proxy Statement and form of proxy will be sent to security holders is May 15, 1996.

     May 10, 1996 has been fixed as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. At the close of business on that date, 1,157,600 shares of Common Stock, par value $0.10 per share, (the "Common Stock"), were issued and outstanding, each share entitling the holder thereof to one vote. Cumulative voting in the election of Directors is not allowed.

     Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirma-tive vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or non-vote will have the same effect as a vote against the matter being voted upon.

     All shares of the Company represented by proxies relating to shares of the Common Stock received in time and in proper form and condition and not revoked will be voted as specified in the proxy, or in the absence of specific direction, the proxy will be voted by the person designated therein:

          1. FOR the election as Directors of the Company of the three (3) nominees named below to hold office until the next annual meeting of shareholders and until their respective successors shall be duly elected. In the event any of such nominees should become unable to serve as a Director, the proxies will be voted in accordance with the best judgment of the person acting under it.

          2. FOR the ratification of the declaration of a one for one stock dividend on the Company's common stock.

     The management knows of no other matters to be submitted to the 1996 Annual Meeting with respect to which the shareholders are entitled to vote, but if other procedural matters do properly come before the meeting, the persons named in the proxy will vote according to their best judgment.

PAGE

                          SECURITIES OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the Company's Common Stock owned at May 10, 1996 by (i) each sharehold-er known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, and
(iii) all officers and Directors as a group. All of the Directors and officers of the Company, who own beneficially 71.9% of the Company's Common Stock and 66.5% of the Company's outstanding Common Stock, have indicated their intention to vote for each of the matters to be presented to the shareholders at the Annual Meeting. These votes, when cast, will be sufficient to assure passage of each of the proposals regardless of whether other shareholders vote for or against or do not vote with respect to the proposals.

Name and Address         Number of Shares         Percent
of Beneficial Owner      Beneficially Owned       of Class

Morris Shwiff                 500,501(1)          40.5%
2646 Rodney Lane
Dallas, Texas 75229

Mark I. Kenner                303,599(2)          24.7%
2646 Rodney Lane
Dallas, Texas 75229

Fred Kenner                   185,900(3)          15.1%
2646 Rodney Lane
Dallas, Texas 75229

All Directors and Officers    990,000(4)          71.9%
as a Group (Three Persons)


(1) Includes 77,000 shares which may be acquired upon exercise of an option at an exercise price of $1.00 per share.
(2) Includes 72,600 shares which may be acquired upon exercise of an option at an exercise price of $1.00 per share.
(3) Includes 77,000 shares which may be acquired upon exercise of an option at an exercise price of $1.00 per share.
(4) Includes 220,000 shares which may be acquired upon exercise of an option at an exercise price of $1.00 per share.

PAGE

                   ELECTION OF DIRECTORS AND INFORMATION
                       AS TO DIRECTORS AND NOMINEES

     At the 1996 Annual Meeting, the shareholders of the Company will elect three (3) Directors, in each case to hold office until the next annual meeting and until their respective successors shall be duly elected. There will be submitted by the Board of Directors to the 1996 Annual Meeting for election as Directors the following three (3) nominees:

     Morris Shwiff
     Mark I. Kenner
     Fred Kenner

     The Directors and executive officers of the Company are as follows:


Name                Age  Position With Registrant

Morris Shwiff       74   Chairman of the Board, Director
                         and President

Mark I. Kenner      64   Director and Executive Vice
                         President

Fred Kenner         43   Director and Vice President,
                         Secretary and Treasurer


     Messrs. Shwiff, Mark Kenner and Fred Kenner were elected as
Directors of the Company on June 28, 1991 and will hold their positions until their successors are elected.

     Each of the above named officers was elected to his respective offices with the Company by the Board of Directors of the Company on July 29, 1993, and serve as officers of the Company at the discretion of the Board of Directors. Mr. Mark I. Kenner is the father of Mr. Fred Kenner and there is no other family relationship between any of the executive officers or Directors of the Company.

     The principal occupation and employment during the past five years of the Directors and each of the executive officers of the Company are as follows:

     Morris Shwiff has served as Chairman of the Board of Directors and President of the Company since December 1985. For more than five years prior to December, 1985, Mr. Shwiff was a Director, President and principal stockholder of Arrow Chemical Corporation, which corporation was acquired by the Company in December, 1985.

     Mark I. Kenner has served as Director and Executive Vice
President of the Company since December 1985. For more than five years prior to December, 1985, Mr. Kenner was a Director, Vice
President and stockholder of Arrow Chemical Corporation.

     Fred Kenner has served as Director and Vice President,
Secretary and Treasurer of the Company since December 1985. For more than five years prior to December, 1985. Mr. Kenner was a Director, Secretary and Treasurer and stockholder of Arrow Chemical Corporation.

     Directors are elected annually and serve until their succes-sors are duly elected and qualified. Officers serve at the discre-tion of the Board.

     The Company's Board of Directors has no standing audit, nominating or compensation committee. During the fiscal year ended December 31, 1995, the Company's Directors held a total of four meetings (or their equivalent) and each incumbent Director then serving participated in all of such meetings (or their equivalent).

PAGE

                          EXECUTIVE COMPENSATION

     The following table summarizes the monetary and non-monetary compensation paid by the Company during the three fiscal years ended December 31, 1995 to the Company's chief executive officer and to the Company's other executive officers.




                        SUMMARY COMPENSATION TABLE


                                                  Long Term
                                                  Compensation
                                                  Awards
                                                  Number
Name and                      Annual              of Shares
Principal                     Compensation        Subject to
Position            Year      Salary    Bonus     Options Granted


Morris Shwiff,      1995      $130,000  $17,940             0
Chairman of         1994      $119,000  $ 8,745        77,000
the Board           1993      $116,600  $     0             0
and President

Mark I. Kenner,     1995      $123,500  $16,887             0
Director and        1994      $112,580  $ 8,208        72,600
Executive           1993      $109,445  $     0             0
Vice President

Fred Kenner,        1995      $117,000  $15,990             0
Director and        1994      $106,600  $ 7,751        70,400
Vice President,     1993      $103,350  $     0             0
Secretary and
Treasurer

PAGE

Option Exercises and Fiscal Year End Option Values

     The following table reflects option exercises during the fiscal year ended December 31, 1995, the number of shares underlying both exercisable and unexercisable options as of the fiscal year end and the value of unexercised "in the money" options as of the fiscal year end, after giving effect to a 10% stock dividend declared on April 5, 1995:


                                Number of
        Number                  Shares Underlying      Value of Unexercised
        of Shares               Unexercised Options    In the Money Options
        Acquired                at Fiscal Year End     at Fiscal Year End(1)
        on          Value                    Unexer-               Unexer-
Name    Exercise    Realized    Exercisable  cisable   Exercisable cisable


Morris
Shwiff     0          0          77,000        -       $332,063         -

Mark I.
Kenner     0          0          72,600        -       $313,088         -

Fred
Kenner     0          0          70,400        -       $303,600         -

(1)   For purpose of calculating this value, the Company has utilized the average of the last bid and asked prices of the Company's common stock as of December 31,
      1995 as reported by the NASDAQ OTC Bulletin Board.

</TABLE

                 INFORMATION CONCERNING THE STOCK DIVIDEND

     On May 10, 1996, the Board of Directors declared a stock dividend of one share for each share issued and outstanding. At the Annual Meeting, shareholders will consider whether to ratify this stock dividend.

     In connection with declaring this stock dividend, the Board of Directors established June 14, 1996 as the record date for determining shareholders entitled to participate and receive the stock dividend. Each record holder as of that date shall be entitled to receive one additional share of Common Stock for each share held, unless the Directors shall determine to rescind the dividend after receiving the vote of the shareholders.

     The Board of Directors have reserved the right to rescind the declaration of the stock dividend at any time prior to the record date after the vote of the shareholders is calculated. In the event that the stock dividend is not rescinded, then issuance and distribution of stock certificates for the additional shares should occur shortly after the record date of June 14, 1996.

     The declaration of the stock dividend will not affect the Company's shareholders' equity, but would double the Company's stated capital.

     The stock dividend has been declared in order to increase the of shares available for trading in the public market. Currently, approximately 387,600 shares of the Company's common stock are freely tradeable, with the balance being subject to Rule 144 promulgated by the Securities and Exchange Commission (the "Commission"). In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned shares subject to Rule 144 for at least two years, including persons who may be deemed "affiliates" of the Company, as the term "affiliate" is defined in Rule 144, is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of the Company's stock (approximately 11,576 shares of stock or 23,152 if the dividend is completed) or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain provisions as to the manner of sale, notice requirements and availability of current public information for the Company. A person (or persons whose ownership is aggregated) who has beneficially owned shares subject to Rule 144 for at least three years and who is not deemed to have been an "affiliate" of the Company at any time during the 90 days preceding the sale is entitled to sell such shares under Rule 144(k) without regard to the limitations described above.

     Management believes that increasing the absolute number of shares available for trading may encourage active trading in the Company's Common Stock and result in greater liquidity for the Company's shares. Management therefore hopes that the dividend will make the investments of existing shareholders more liquid and may facilitate future offerings by creating an active market. The Company has no existing plans, undertakings, arrangements or agreements to conduct any additional offerings, however, and has not entered into any negotiations for such purpose. Furthermore, management has no present plans to adopt any anti-takeover or similar measures to ensure retention of control in connection with the dividend, nor is management aware of any efforts, within the past year, to obtain control of the Company.

     No approval of the shareholders is required to permit the stock dividend to be made, and the distribution of the stock dividend may proceed at the discretion of the Board of Directors regardless of the votes cast. Rather, the Board of Directors is requesting the vote of shareholders in order to gauge the receptiv-ity of shareholders to the dividend. The Board will consider the votes cast before determining whether to rescind the dividend.


                           INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected KPMG Peat Marwick as the Company's independent auditors for fiscal 1996. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting of Shareholders on May 30, 1996 to make any statement if they desire to do so and to respond to any appropriate questions of the shareholders.


                          SHAREHOLDERS' PROPOSALS

     The day by which proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting is January 10, 1997.

     It is important that proxies be returned promptly. Share-holders are requested to date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the 1996 Annual Meeting, you may revoke your proxy and vote in person if you so desire, otherwise your proxy will be voted for you.

                         BY ORDER OF THE BOARD OF DIRECTORS
                         Morris Shwiff, President
Dallas, Texas
May 10, 1996

NOTICE: Upon written request from a shareholder of record at May 10, 1996 (or from any beneficial owner representing that he is or was entitled to vote at the meeting), the Company will furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto and a list of exhibits not contained therein. The Company will furnish copies of the full text of any such exhibits, if requested, upon payment in advance of the fee pre-scribed therefor as specified in the list of exhibits accompanying the Annual Report on Form 10-K. Such fee will reflect the Com-pany's reasonable expenses incurred in providing copies of the exhibits. Requests should be directed to:

     Morris Shwiff
     Arrow-Magnolia International, Inc.
     2646 Rodney Lane
     Dallas, Texas 75229




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